EXHIBIT 10.2

EXECUTION VERSION

First Amendment to
Management Agreement
This First Amendment to Management Agreement (the “Amendment”), dated as of January 17, 2018, is made pursuant to that certain Management Agreement dated as of June 1, 2015, (as may be amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among Wendy’s Funding, LLC, a Delaware limited liability company (the “Master Issuer”), Wendy’s International, LLC, an Ohio limited liability company (the “Manager”), the Securitization Entities party thereto, and Citibank, N.A., as trustee (the “Trustee”).
W i t n e s s e t h :
Whereas, the Master Issuer, the Manager, the Securitization Entities and the Trustee have entered into the Agreement;
Whereas, Section 8.3 of the Agreement provides, among other things, that the provisions of the Agreement may, from time to time, be amended, in writing, upon the written consent of the Trustee (acting at the direction of the Control Party), the Securitization Entities and the Manager; provided that any amendment that would materially adversely affect the interest of the Noteholders shall require the consent of the Control Party, which consent shall not be unreasonably withheld or delayed;
Whereas, the execution and delivery of this Amendment has been duly authorized and all conditions and requirements necessary to make this Amendment a valid and binding agreement have been duly performed and complied with.
Whereas, the Master Issuer and the Securitization Entities wish to amend the Agreement as set forth herein;
Whereas, the Control Party has directed the Trustee to consent to the amendments set forth herein;
Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
Section 1.          Defined Terms.  Unless otherwise amended by the terms of this Amendment, terms used in this Amendment shall have the meanings assigned in the Agreement.

Section 2.          Amendments.1
  2.1.               The Agreement is hereby amended to amend and restate the definition of “Services” set forth in Section 1.1 thereof as follows:

1 All modifications to existing provisions of the Agreement are indicated herein by adding the inserted text (indicated in the same manner as the following example:  inserted text, ~~deleted text~~).

““Services”:  means the servicing and administration by the Manager of the Managed Assets, in each case in accordance with and subject to the terms of this Agreement (including the Managing Standard), the Indenture, the other Related Documents and the Managed Documents for the applicable Securitization Entity, including, without limitation:  (a) calculating and compiling information required in connection with any report or certificate to be delivered pursuant to the Related Documents; (b) preparing and filing all tax returns and tax reports required to be prepared by any Securitization Entity; (c) paying or causing to be paid or discharged, in each case from funds of the Securitization Entities, any and all taxes, charges and assessments attributable to and required to be paid under applicable Requirements of Law by any Securitization Entity; (d) performing the duties and obligations of, and exercising and enforcing the rights of, the Securitization Entities under the Related Documents, including performing the duties and obligations of each applicable Securitization Entity under the IP License Agreements; (e) taking those actions that are required under the Related Documents and Requirements of Law to maintain continuous perfection (where applicable) and priority (subject to Permitted Liens and the exclusions from perfection requirements under the Indenture, the Guarantee and Collateral Agreement and the Related Documents) of any Securitization Entity’s and the Trustee’s respective interests in the Collateral; (f) making or causing the collection of amounts owing under the terms and provisions of each Managed Document and the Related Documents, including managing (i) the applicable Securitization Entities’ rights and obligations under the Franchise Agreements and the Development Agreements (including performing Pre-Opening Services and Post-Opening Services) and (ii) the right to approve amendments, waivers, modifications and terminations of (including extensions, modifications, write-downs and write-offs of obligations owing under) Franchise Documents and other Managed Documents (which amendments to Franchise Agreements may be effected by replacing such Franchise Agreement with a New Franchise Agreement on the then-current form of the applicable Franchise Agreement (which New Franchise Agreement may be executed by a different ~~Franchise~~ Securitization Entity than is party to such existing Franchise Agreement)) and to exercise all rights of the applicable Securitization Entities under such Franchise Documents and other Managed Documents; (g) performing due diligence with respect to, selecting and approving new Franchisees, performing due diligence with respect to and approving extensions of credit to Franchisees pursuant to New Franchisee Notes and providing personnel to manage the due diligence, selection and approval process; (h) preparing New Franchise Agreements, New Development Agreements and New Franchisee Notes, including, among other things, adopting variations to the forms of agreements used in documenting such agreements and preparing and executing documentation of assignments, transfers, terminations, renewals, site relocations and ownership changes, in all cases, subject to and in accordance with the terms of the Related Documents; (i) evaluating and approving assignments of Franchise Agreements, Development Agreements and Franchisee Notes (and related documents) to third-party franchisee candidates or existing Franchisees and, in accordance with the Managing Standard, arranging for the assignment of Reacquired Restaurants to a Non-Securitization Entity until such time as the applicable restaurant is re-franchised to a third-party Franchisee; (j) preparing and filing franchise disclosure documents with respect to New Development Agreements and New Franchise Agreements to comply, in all material respects, with applicable Requirements of Law; (k) complying with franchise industry-specific government regulation and applicable Requirements of Law; (l) making Manager Advances in its sole discretion; (m) administering the Advertising Fund Account and the Management Accounts; (n) performing the duties and obligations and enforcing the rights of the Securitization Entities under the Managed Documents, including entering into new Managed Documents from time to time; (o) arranging for legal services with respect to the Managed Assets, including with respect to the enforcement of the Managed Documents; (p) arranging for or providing accounting and financial reporting services; (q) ensuring that suppliers to the Wendy’s System meet quality control standards and appointing two representatives to the QSCC board of directors; (r) establishing and/or providing quality control services and standards for food, equipment, suppliers and distributors in connection with the Contributed Restaurant Business and the Contributed Franchised Restaurant Business and monitoring compliance with such standards; (s) developing new products and services (or modifying any existing products and services) to be offered in connection with the Contributed Restaurant Business and the Contributed Franchised Restaurant Business and the other assets of the Securitization Entities; (t) in connection with the Contributed Restaurant Business and the Contributed Franchised Restaurant Business, developing, modifying, amending and disseminating (i) specifications for restaurant operations, (ii) the Wendy’s Manual and (iii) new menu items; (u) performing the Contributed Restaurant Services with respect to the operation of Contributed Restaurants and New Contributed Restaurants; (v) performing the Real Estate Services, as described above; (w) preparing and delivering the Mortgages; (x) performing the IP Services, as described above; (y) developing and administering advertising, marketing and promotional programs relating to the Wendy’s Brand and Branded Restaurants; and (z) performing such other services as may be necessary or appropriate from time to time and consistent with the Managing Standard and the Related Documents in connection with the Managed Assets.”
2.2.                 The Agreement is hereby amended to amend and restate the definition of “Weekly Management Fee” set forth in Section 1.1 thereof as follows:

““Weekly Management Fee” means (X) , with respect to each Weekly Allocation Date, the amount determined by dividing:
(a)	an amount equal to the sum of (A) a $52,000,000 base fee, plus (B)(1) $15,500 for each Franchised Restaurant, Retained Restaurant and Reacquired Restaurant and (2) $31,000 for each Contributed Restaurant and each New Contributed Restaurant; by
(b)	52;
provided that the Weekly Management Fee will be adjusted on each Weekly Allocation Date to reflect any change to the number of Franchised Restaurants, Retained Restaurants, Reacquired Restaurants, Contributed Restaurants and New Contributed Restaurants as set forth in the related Weekly Manager’s Certificate (which change will be effective on and after the first day of the Weekly Collection Period immediately following delivery of the related Weekly Manager’s Certificate, it being agreed that the Manager shall update the number of Franchised Restaurants, Retained Restaurants, Reacquired Restaurants, Contributed Restaurants and New Contributed Restaurants as often as reasonably practicable but at least once in each Monthly Fiscal Period); provided, further, that each of the amounts set forth in clauses (a)(A) and (a)(B) will be subject to successive 2.0% annual increases on the first day of the Quarterly Collection Period that commences immediately following each anniversary of the Closing Date and that the incremental increased portion of such fees will be payable only to the extent that the sum of the amounts set forth in clauses (a)(A) and (a)(B) as so increased will not exceed 35% of the aggregate Retained Collections over the preceding four (4) Quarterly Collection Periods or (Y) the formula designated by the Master Issuer in writing to the Trustee, so long as (a) the Master Issuer certifies in writing to the Trustee that (i) the formula was determined in consultation with the Back-up Manager, and (ii) the Master Issuer will disclose the formula in each Quarterly Noteholders’ Report and (b) the Trustee has received written confirmation from the Master Issuer that the Rating Agency Condition with respect to each Series of Notes Outstanding has been satisfied with respect to such new formula.”

Section 3.          Effectiveness of Amendment.  Upon the date hereof (i) the Agreement shall be amended in accordance herewith, (ii) this Amendment shall form part of the Agreement for all purposes and (iii) the parties and each Noteholder shall be bound by the Agreement, as so amended.  Except as expressly set forth or contemplated in this Amendment, the terms and conditions of the Agreement shall remain in place and shall not be altered, amended or changed in any manner whatsoever, except by any further amendment to the Agreement made in accordance with the terms of the Agreement, as amended by this Amendment.
Section 4.          Representations and Warranties.  Each party hereto represents and warrants to each other party hereto that this Amendment has been duly and validly executed and delivered by such party and constitutes its legal, valid and binding obligation, enforceable against such party in accordance with its terms.
Section 5.          Binding Effect.  This Amendment shall inure to the benefit of and be binding on the respective successors and assigns of the parties hereto, each Noteholder and each other Secured Party
Section 6.          Execution in Counterparts.  This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.
Section 7.          Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 8.          Trustee.  The Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Securitization Entities and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Amendment and makes no representation with respect thereto.  In entering into this Amendment, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee.
 [Signature Pages To Follow]

In Witness Whereof, the parties hereto have caused this First Amendment to Management Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

WENDY’S INTERNATIONAL, LLC, as Manager

By:	/s/ Gavin P. Waugh
Name:	Gavin P. Waugh
Title:	Vice President and Treasurer

WENDY’S SPV GUARANTOR, LLC, as a Securitization Entity

By:	/s/ Gavin P. Waugh
Name:	Gavin P. Waugh
Title:	Vice President and Treasurer

WENDY’S FUNDING, LLC, as Master Issuer

By:	/s/ Gavin P. Waugh
Name:	Gavin P. Waugh
Title:	Vice President and Treasurer

QUALITY IS OUR RECIPE, LLC, as a Securitization Entity

By:	/s/ Gavin P. Waugh
Name:	Gavin P. Waugh
Title:	Vice President and Treasurer

WENDY’S PROPERTIES, LLC, as a Securitization Entity

By:	/s/ Gavin P. Waugh
Name:	Gavin P. Waugh
Title:	Vice President and Treasurer

[Signature Page to First Amendment to Management Agreement]

CITIBANK, N.A., in its capacity as Trustee

By:	/s/ Jacqueline Suarez
Name:	Jacqueline Suarez
Title:	Senior Trust Officer

[Signature Page to First Amendment to Management Agreement]

CONSENT OF CONTROL PARTY AND SERVICER:

In accordance with Section 2.4 and Section 8.4 of the Servicing Agreement, Midland Loan Services, a division of PNC Bank, National Association, as Control Party (in accordance with Section 8.3 of the Management Agreement) and as Servicer hereby consents to the execution and delivery by the Master Issuer, the Securitization Entities and the Trustee of, and as Control Party hereby directs the Trustee to execute and deliver, this First Amendment to Management Agreement.

MIDLAND LOAN SERVICES,
A DIVISION OF PNC BANK, NATIONAL ASSOCIATION

By:	/s/ David A. Eckels
	Name:	David A. Eckels
	Title:	Senior Vice President

[Signature Page to First Amendment to Management Agreement]